Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP October 30, 2025

Ameriprise Financial Reports
Third Quarter 2025 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q3 2025		Q3 2025
GAAP	$9.33	GAAP	50.9%
Adjusted Operating	$9.87	Adjusted Operating	52.8%
Adjusted Operating, excluding unlocking (2)	$9.92	Adjusted Operating, excluding unlocking (2)	52.8%

•Third quarter adjusted operating earnings per diluted share increased 22 percent to $9.87. Adjusted operating earnings per diluted share, excluding unlocking increased 12 percent to $9.92.(2) Results reflected continued asset growth and expense discipline.
•Third quarter GAAP net income per diluted share was $9.33 compared to $5.00 a year ago.
•Assets under management, administration and advisement reached a record high of $1.7 trillion, up 8 percent.
•Adjusted operating net revenues increased 9 percent to
$4.7 billion primarily from asset growth. Excluding unlocking, adjusted operating net revenues increased 6 percent.(2)
•The company has consistently demonstrated strong expense discipline supporting ongoing growth investments. In the quarter, general and administrative expenses improved 3 percent, reflecting benefits from strategic initiatives to drive firm-wide operational transformation, client experience enhancements and future profitability.
•Pretax adjusted operating margin was very strong at 26 percent.
•The company increased its return of capital to shareholders to $842 million in the quarter, which was 87 percent of adjusted operating earnings, reinforcing its differentiated capital return track record and substantial free cash flow generation.
•Balance sheet fundamentals were excellent with significant excess capital and holding company available liquidity, as well as a best-in-class adjusted operating return on equity of 53 percent.(1)
•J.D. Power recognized Ameriprise for providing “an outstanding customer service experience” for phone support - for the seventh consecutive year for advisors and second consecutive year for clients.
•Newsweek recently recognized Ameriprise as one of “America’s Greatest Companies” for 2025.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered a strong third quarter. Across the firm, we’re focused on delivering an excellent client experience supported by our distinctive combination of high-quality advice, solutions and capabilities.

Our strategic investments, disciplined expense management and strong financial foundation help us to effectively navigate and grow across market cycles.

We consistently generate value with good revenue and earnings growth and attractive margins. This performance is complemented by our excellent free cash flow and differentiated capital return.

The Ameriprise team and I are proud of what we have achieved since becoming an independent, public company 20 years ago, including delivering the number one total shareholder return within the S&P 500 Financials Index during that time.(3)

As we look ahead, we’re focused on serving our clients exceptionally well while positioning the firm to continue to drive shareholder value in an increasingly fluid economic and market environment.”

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Excludes unlocking. Unlocking impacts reflect both the company’s annual review of insurance and annuity valuation assumptions and model changes.
(3) Bloomberg - ranking calculated based on members of the S&P 500 Financials Index as of Sept. 30, 2005, that were still members as of Sept. 30. 2025.

Ameriprise Financial, Inc.
Third Quarter Summary
	Quarter Ended September 30,		% Better/ (Worse)	Year-to-date September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
GAAP net income	$912	$511	78%	$2,555	$2,330	10%
Adjusted operating earnings (see reconciliation on p. 24 & 25)	$965	$828	17%	$2,815	$2,588	9%
Adjusted operating earnings, excluding unlocking (see reconciliation on p. 24 & 25)	$970	$902	8%	$2,820	$2,662	6%

GAAP net income per diluted share	$9.33	$5.00	87%	$25.83	$22.53	15%
Adjusted operating earnings per diluted share (see reconciliation on p. 24 & 25)	$9.87	$8.10	22%	$28.46	$25.03	14%
Adjusted operating earnings per diluted share, excluding unlocking (see reconciliation on p. 24 & 25)	$9.92	$8.83	12%	$28.51	$25.74	11%

GAAP Return on Equity, ex. AOCI	50.9%	40.1%		50.9%	40.1%
Adjusted Operating Return on Equity, ex. AOCI (see reconciliation on p. 27)	52.8%	49.6%		52.8%	49.6%
Adjusted Operating Return on Equity, ex. AOCI and unlocking (see reconciliation on p. 27)	52.8%	50.7%		52.8%	50.7%

Weighted average common shares outstanding:
Basic	96.3	100.4		97.4	101.6
Diluted	97.8	102.2		98.9	103.4

Third quarter 2025 GAAP results included unfavorable market impacts on the valuation of derivatives and market risk benefits, while the prior-year quarter included larger unfavorable market impacts on the valuation of derivatives and market risk benefits.

The company completed its unlocking update in the quarter, which resulted in a favorable after-tax impact of $17 million, or $0.17 per share, on a GAAP basis and an unfavorable after-tax impact of $5 million, or $0.05 per share, on an adjusted operating basis.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$2,990	$2,742	9%

Distribution expenses	1,656	1,488	(11)%
Interest and debt expense	14	9	(56)%
General and administrative expenses	439	419	(5)%
Adjusted operating expenses	2,109	1,916	(10)%
Pretax adjusted operating earnings	$881	$826	7%

Pretax adjusted operating margin	29.5%	30.1%	(60) bps

	Quarter Ended September 30,		% Better/ (Worse)
(in billions, unless otherwise noted)	2025	2024
Total client assets	$1,138	$1,024	11%
Total client net flows	$3.4	$8.6	(60)%
Wrap assets	$650	$569	14%
Wrap net flows	$4.8	$8.0	(40)%
Cash sweep balances	$27.1	$27.5	(1)%
Adjusted operating net revenue per advisor (TTM in thousands)	$1,093	$997	10%

Advice & Wealth Management generated strong underlying growth and performance with pretax adjusted operating earnings of $881 million, up 7 percent, with a margin of 29.5 percent. Core earnings increased in the upper-teen percentage range, benefiting from higher equity markets, the cumulative impact of wrap net inflows and well controlled expenses, while spread earnings declined as expected.
Adjusted operating net revenues increased 9 percent to $3.0 billion from higher client assets and transactional activity.
Adjusted operating expenses increased 10 percent to $2.1 billion, primarily driven by consistent growth in advisor productivity. General and administrative expenses were in line with expectations, up 5 percent to $439 million, primarily driven by volume- and growth-related expenses, offset by strong expense discipline.
Underlying performance metrics remained strong across all measures, reflecting the strength of the Ameriprise client experience and the company’s focus on helping advisors drive productivity growth through industry-leading tools, solutions and support.
•Adjusted operating net revenue per advisor on a trailing 12-month basis reached a new high of $1.1 million, up 10 percent from enhanced productivity, business growth and market appreciation.
•Experienced advisor recruiting accelerated with 90 experienced advisors moving their practices to Ameriprise in the quarter.
•Transactional activity increased 4 percent compared to the prior year.
•Cash sweep balances were stable at $27.1 billion compared to $27.4 billion in the prior quarter.
•Bank assets grew 5 percent to $24.3 billion, providing sustainable net investment income in this forecasted lower rate environment. Bank net investment income remained stable, which is consistent with our expectation for the full year.
•Total client assets grew 11 percent to a record high of $1.1 trillion and wrap assets increased 14 percent to a record high of $650 billion. Total client net flows excluding the impact of two large advisor practices departing in the quarter improved sequentially to $6.5 billion. Wrap net flows excluding these departures and a one-time administrative change were solid at $8.0 billion.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$906	$882	3%

Distribution expenses	254	250	(2)%
Amortization of deferred acquisition costs	2	2	—%
Interest and debt expense	3	2	(50)%
General and administrative expenses	387	383	(1)%
Adjusted operating expenses	646	637	(1)%
Pretax adjusted operating earnings	$260	$245	6%

Net pretax adjusted operating margin (1)	42.1%	40.9%

	Quarter Ended September 30,		% Better/ (Worse)
(in billions)	2025	2024
Assets Under Management and Advisement (2)	$714	$705	1%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$(2.8)	$(2.7)	(4)%
Model delivery AUA flows (2)	1.7	1.3	31%
Total retail net AUM flows and model delivery AUA flows (2)	(1.1)	(1.4)	21%

Global Institutional net AUM flows, ex. legacy insurance partners	(1.4)	—	—%

Legacy insurance partners AUM flows	(0.9)	(0.9)	(4)%

Total Net AUM and AUA flows (2)	$(3.4)	$(2.3)	(45)%

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement are presented on a one-quarter lag. Flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns. Q3’25 includes $1.0 billion of inflows from an institutional client.

Asset Management adjusted operating net revenues were $906 million. Pretax adjusted operating earnings increased 6 percent to $260 million, reflecting equity market appreciation and the positive impact from expense management actions, partially offset by net outflows. Net pretax adjusted operating margin improved 120 basis points to 42 percent. The underlying fee rate remained stable.

Adjusted operating expenses increased 1 percent, with general and administrative expenses up only 1 percent. This reflected benefits from global operational transformation initiatives, while continuing to invest for growth.

Assets under management and advisement increased to $714 billion, up 1 percent year-over-year and 4 percent sequentially.

Net outflows were $3.4 billion, a notable improvement from the prior quarter across both retail and institutional.
•Retail and model delivery net outflows were $1.1 billion, primarily reflecting higher gross sales. Results reflected inflows in model delivery, as well as stronger flow rates in North America relative to other active peers, with outperformance in equities and improvement in fixed income.
•Institutional net outflows improved sequentially to $1.4 billion.
•Outflows related to legacy insurance partners were $0.9 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$1,102	$973	13%
Adjusted operating expenses	885	855	(4)%
Pretax adjusted operating earnings	$217	$118	84%
Unlocking	17	(90)	NM
Pretax adjusted operating earnings, excluding unlocking	$200	$208	(4)%

NM Not Meaningful - variance equal to or greater than 100%

Retirement & Protection Solutions pretax adjusted operating earnings, excluding unlocking were $200 million, reflecting continued benefits from strong interest earnings and higher equity markets.

Retirement & Protection Solutions sales were $1.4 billion, with continued strong client demand for structured variable annuities.

These high-quality books of business continued to generate strong free cash flow with excellent risk-adjusted returns and continued to be an important contributor to our diversified business model.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Corporate & Other	$(87)	$(145)	40%
Closed Blocks (1)	(29)	2	NM
Pretax adjusted operating earnings/(loss)	$(116)	$(143)	19%
Unlocking	(23)	(4)	NM
Pretax adjusted operating earnings, excluding unlocking	$(93)	$(139)	33%

Long Term Care, excluding unlocking	$4	$13	(69)%
Fixed Annuities, excluding unlocking	(10)	(7)	(43)%
Pretax adjusted operating earnings/(loss), excluding unlocking	$(6)	$6	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Corporate & Other, excluding Closed Blocks pretax adjusted operating loss was in line with expectations at $87 million.

Long Term Care pretax adjusted operating earnings, excluding unlocking were $4 million, a continuation of a solid performance trend.

Fixed Annuities pretax adjusted operating loss, excluding unlocking was $10 million.

Taxes
The operating effective tax rate was 22.3 percent. The operating effective tax rate is expected to be 20 to 22 percent for full year 2025.

Contacts

Investor Relations: Media Relations:

Stephanie M. Rabe Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-4085 (612) 671-0625
stephanie.m.rabe@ampf.com paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate forecasts or variations, and the economic performance of the United States and of global markets;
•statements regarding Ameriprise Bank’s expected net investment income;
•statements estimating the expected full year 2025 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended September 30, 2025.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Credential Sources

J.D. Power: J.D. Power 2025 Certified Customer Service ProgramSM recognition is based on successful completion of an operational evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. J.D. Power certified Ameriprise customer satisfaction performance for advisors and clients in these factors: satisfaction with the IVR routing process, and the customer service representative which includes knowledge, courtesy, concern, promptness in getting to a representative, and timeliness of resolution in addition to overall satisfaction. Ameriprise paid a fee to J.D. Power to have their advisor and client support experience independently certified through this program and cite the results. Ameriprise’s public use of the certification is subject to a license fee. For more information, visit www.jdpower.com/awards.

Newsweek: Newsweek partnered with Plant-A Insights Group to recognize America’s Greatest Companies – U.S. companies operating with strong business performance. Plant-A conducted an analysis of public companies listed on any of the U.S. Exchanges, with greater than $75M in 2024 revenue and with their main office located in the U.S, between August and November 2024. The companies were evaluated across four key categories: stock and financial performance, American workforce performance, innovation and sustainability performance. Ameriprise did not pay a fee to be evaluated, but did pay a fee to publicly cite the results. Find more information at https://rankings.newsweek.com/americas-greatest-companies-2025.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,811	$2,573	9%	$2,600	8%
Distribution fees	539	513	5%	502	7%
Net investment income	920	934	(1)%	891	3%
Premiums, policy and contract charges	493	409	21%	361	37%
Other revenues	130	131	(1)%	136	(4)%
Total revenues	4,893	4,560	7%	4,490	9%
Banking and deposit interest expense	102	163	37%	115	11%
Total net revenues	4,791	4,397	9%	4,375	10%

Expenses
Distribution expenses	1,714	1,539	(11)%	1,596	(7)%
Interest credited to fixed accounts	141	118	(19)%	95	(48)%
Benefits, claims, losses and settlement expenses	343	430	20%	257	(33)%
Remeasurement (gains) losses of future policy benefit reserves	22	(22)	NM	(3)	NM
Change in fair value of market risk benefits	302	566	47%	(10)	NM
Amortization of deferred acquisition costs	60	59	(2)%	60	—%
Interest and debt expense	84	87	3%	82	(2)%
General and administrative expense	951	975	2%	947	—%
Total expenses	3,617	3,752	4%	3,024	(20)%

Pretax income	1,174	645	82%	1,351	(13)%
Income tax provision	262	134	96%	291	(10)%
Net income	$912	$511	78%	$1,060	(14)%

Earnings per share
Basic earnings per share	$9.47	$5.09		$10.88
Earnings per diluted share	$9.33	$5.00		$10.73

Weighted average common shares outstanding
Basic	96.3	100.4		97.4
Diluted	97.8	102.2		98.8

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Assets Under Management, Administration and Advisement
Advice & Wealth Management AUM	$646,382	$565,152	14%	$611,333	6%
Asset Management AUM	674,720	672,110	—%	654,224	3%
Corporate AUM	774	523	48%	653	19%
Eliminations	(47,812)	(45,839)	(4)%	(46,255)	(3)%
Assets Under Management	1,274,064	1,191,946	7%	1,219,955	4%
Assets Under Administration	347,923	314,173	11%	331,045	5%
Assets Under Advisement (net of eliminations) (1)	37,522	31,864	18%	33,767	11%
Total Assets Under Management, Administration and Advisement	$1,659,509	$1,537,983	8%	$1,584,767	5%

S&P 500
Daily average	6,427	5,546	16%	5,728	12%
Period end	6,688	5,762	16%	6,205	8%

Weighted Equity Index (WEI) (2)
Daily average	4,055	3,528	15%	3,638	11%
Period end	4,210	3,664	15%	3,921	7%

Common shares
Beginning balance	94.4	98.4	(4)%	95.5	(1)%
Repurchases	(1.4)	(1.3)	(8)%	(1.1)	(27)%
Issuances	0.2	0.2	—%	—	—%
Other	(0.1)	(0.1)	—%	—	—%
Total common shares outstanding	93.1	97.2	(4)%	94.4	(1)%
Restricted stock units	2.4	2.5	(4)%	2.4	—%
Total basic common shares outstanding	95.5	99.7	(4)%	96.8	(1)%
Total potentially dilutive shares	1.5	1.9	(21)%	1.5	—%
Total diluted shares	97.0	101.6	(5)%	98.3	(1)%

Capital Returned to Shareholders
Dividends paid	$155	$150	3%	$158	(2)%
Common stock share repurchases	687	563	22%	573	20%
Total Capital Returned to Shareholders	$842	$713	18%	$731	15%

(1) Assets reported on a one quarter lag.
(2) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,664	$1,451	15%	$1,517	10%
Financial planning fees	120	111	8%	120	—%
Transaction and other fees	102	97	5%	100	2%
Total management and financial advice fees	1,886	1,659	14%	1,737	9%
Distribution fees:
Mutual funds	227	209	9%	212	7%
Insurance and annuity	268	266	1%	258	4%
Off-Balance sheet brokerage cash	21	32	(34)%	25	(16)%
Other products	126	107	18%	108	17%
Total distribution fees	642	614	5%	603	6%
Net investment income	485	554	(12)%	496	(2)%
Other revenues	79	78	1%	86	(8)%
Total revenues	3,092	2,905	6%	2,922	6%
Banking and deposit interest expense	102	163	37%	115	11%
Adjusted operating total net revenues	2,990	2,742	9%	2,807	7%

Expenses
Distribution expenses	1,656	1,488	(11)%	1,546	(7)%
Interest and debt expense	14	9	(56)%	14	—%
General and administrative expense	439	419	(5)%	435	(1)%
Adjusted operating expenses	2,109	1,916	(10)%	1,995	(6)%
Pretax adjusted operating earnings	$881	$826	7%	$812	8%

Pretax adjusted operating margin	29.5%	30.1%		28.9%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)
AWM Total Client Assets	$1,138,392	$1,024,467	11%	$1,083,821	5%

Total Client Flows	$3,442	$8,613	(60)%	$4,281	(20)%

Total Wrap Accounts
Beginning assets	$615,189	$534,990	15%	$572,771	7%
Net flows	4,769	7,992	(40)%	5,378	(11)%
Market appreciation (depreciation) and other	30,344	26,072	16%	37,040	(18)%
Total wrap ending assets	$650,302	$569,054	14%	$615,189	6%

Advisory wrap account assets ending balance (1)	$644,436	$563,438	14%	$609,486	6%

AWM Cash Balances
On-balance sheet (Net Investment Income)
On-balance sheet - bank	$22,593	$21,731	4%	$22,497	—%
On-balance sheet - certificate	8,936	11,998	(26)%	9,892	(10)%
On-balance sheet - broker dealer	2,119	2,633	(20)%	2,187	(3)%
Total on-balance sheet	33,648	36,362	(7)%	34,576	(3)%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	3,216	3,714	(13)%	3,396	(5)%
Total AWM Cash Balances	$36,864	$40,076	(8)%	$37,972	(3)%

Bank - Net Investment Income
Average interest-bearing assets	$23,986	$23,286	3%	$24,194	(1)%
Gross fee yield (2)	4.67%	4.89%		4.73%

Certificates - Net Investment Income
Average interest-bearing assets	$10,038	$13,101	(23)%	$11,009	(9)%
Gross fee yield (2)	5.00%	5.60%		5.02%

Other - Net Investment Income
Average interest-bearing assets	$5,176	$5,343	(3)%	$4,863	6%
Gross fee yield (2)	5.90%	6.28%		6.06%

Off-balance sheet - broker dealer - Distribution Fees
Average balances	$3,297	$3,920	(16)%	$3,752	(12)%
Net fee yield	2.51%	3.28%		2.72%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(2) Gross fee yield is calculated using amortized cost of investments. Prior to Q1 2025, it was calculated using fair value of investments. Prior periods have been restated to conform with current presentation.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$557	$540	3%	$515	8%
Institutional	140	143	(2)%	131	7%
Model delivery	24	21	14%	23	4%
Transaction and other fees	52	52	—%	50	4%
Revenue from other sources (1)	2	4	(50)%	2	—%
Total management and financial advice fees	775	760	2%	721	7%
Distribution fees:
Mutual funds	58	57	2%	53	9%
Insurance and annuity	40	41	(2)%	38	5%
Total distribution fees	98	98	—%	91	8%
Net investment income	26	17	53%	14	86%
Other revenues	7	7	—%	4	75%
Total revenues	906	882	3%	830	9%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	906	882	3%	830	9%

Expenses
Distribution expenses	254	250	(2)%	240	(6)%
Amortization of deferred acquisition costs	2	2	—%	1	NM
Interest and debt expense	3	2	(50)%	3	—%
General and administrative expense	387	383	(1)%	364	(6)%
Adjusted operating expenses	646	637	(1)%	608	(6)%
Pretax adjusted operating earnings	$260	$245	6%	$222	17%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$906	$882	3%	$830	9%
Distribution pass through revenues	(202)	(198)	(2)%	(190)	(6)%
Subadvisory and other pass through revenues	(112)	(104)	(8)%	(99)	(13)%
Net adjusted operating revenues	592	580	2%	541	9%

Pretax adjusted operating earnings	$260	$245	6%	$222	17%
Adjusted operating net investment income	(26)	(17)	(53)%	(14)	(86)%
Amortization of intangibles	15	9	67%	3	NM
Net adjusted operating earnings	$249	$237	5%	$211	18%

Pretax adjusted operating margin	28.7%	27.8%		26.7%
Net pretax adjusted operating margin (2)	42.1%	40.9%		39.0%

Total Performance fees (3)
Performance fees	$2	$—	—%	$2	—%
General and administrative expense related to performance fees	—	—	—%	1	NM
Net performance fees	$2	$—	—%	$1	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$361,696	$347,460	4%	$340,353	6%
Inflows	14,762	13,129	12%	13,768	7%
Outflows	(17,593)	(15,724)	(12)%	(18,152)	3%
Net VP/VIT fund flows	(1,760)	(1,741)	(1)%	(1,567)	(12)%
Net new flows	(4,591)	(4,336)	(6)%	(5,951)	23%
Reinvested dividends	1,684	1,579	7%	2,290	(26)%
Net flows	(2,907)	(2,757)	(5)%	(3,661)	21%
Distributions	(1,808)	(1,770)	(2)%	(2,525)	28%
Market appreciation (depreciation) and other	22,760	15,521	47%	23,343	(2)%
Foreign currency translation (1)	(1,435)	3,965	NM	4,186	NM
Total ending assets	378,306	362,419	4%	361,696	5%
% of total retail assets sub-advised	13.2%	16.2%		14.3%

Global Institutional
Beginning assets	292,528	294,420	(1)%	281,025	4%
Inflows (2)	9,156	8,168	12%	10,103	(9)%
Outflows (2)	(11,421)	(8,989)	(27)%	(15,621)	27%
Net flows	(2,265)	(821)	NM	(5,518)	59%
Market appreciation (depreciation) and other (3)	8,975	7,840	14%	8,800	2%
Foreign currency translation (1)	(2,824)	8,252	NM	8,221	NM
Total ending assets	296,414	309,691	(4)%	292,528	1%

Total managed assets	$674,720	$672,110	—%	$654,224	3%

Total Assets Under Advisement (4)	39,443	33,297	18%	35,499	NM
Total Assets Under Management & Advisement	$714,163	$705,407	1%	$689,723	4%

Total AUM net flows	$(5,172)	$(3,578)	(45)%	$(9,179)	44%
Model delivery AUA flows (5)	1,731	1,212	43%	422	NM
Total AUM and AUA Flows (5)	$(3,441)	$(2,366)	(45)%	$(8,757)	61%

Legacy insurance partners flows	$(903)	$(869)	(4)%	$(850)	(6)%

(1) Amounts represent local currency to U.S. dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Total Managed Assets by Type
Equity	$368,610	$353,812	4%	$351,184	5%
Fixed income	234,682	243,533	(4)%	232,840	1%
Money market	21,545	21,672	(1)%	22,309	(3)%
Alternative	29,281	33,303	(12)%	28,525	3%
Hybrid and other	20,602	19,790	4%	19,366	6%
Total managed assets by type	$674,720	$672,110	—%	$654,224	3%

Average Managed Assets by Type (1)
Equity	$358,062	$347,466	3%	$334,024	7%
Fixed income	232,013	235,845	(2)%	230,335	1%
Money market	21,922	22,213	(1)%	21,463	2%
Alternative	28,644	33,388	(14)%	28,054	2%
Hybrid and other	20,106	19,457	3%	18,914	6%
Total average managed assets by type	$660,747	$658,369	—%	$632,790	4%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	3 Qtr 2025

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	65%	72%	76%	82%
Fixed Income	66%	87%	83%	91%
Asset Allocation	76%	81%	69%	95%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	104	74	75	84

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Institutional 3 share class), net of fees. Peer groupings of Threadneedle are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 09/30/25. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 1 received a 5-star Overall Rating and 46 received a 4-star Overall Rating. Out of 134 Threadneedle funds rated (based on highest-rated share class), 11 received a 5-star Overall Rating and 46 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2025 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees	$192	$196	(2)%	$183	5%
Distribution fees	105	106	(1)%	101	4%
Net investment income	326	281	16%	309	6%
Premiums, policy and contract charges	479	388	23%	342	40%
Other revenues	—	2	NM	1	NM
Total revenues	1,102	973	13%	936	18%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	1,102	973	13%	936	18%

Expenses
Distribution expenses	134	131	(2)%	126	(6)%
Interest credited to fixed accounts	95	92	(3)%	93	(2)%
Benefits, claims, losses and settlement expenses	256	253	(1)%	209	(22)%
Remeasurement (gains) losses of future policy benefit reserves	(9)	(25)	(64)%	(7)	29%
Change in fair value of market risk benefits	257	257	—%	153	(68)%
Amortization of deferred acquisition costs	56	57	2%	58	3%
Interest and debt expense	11	11	—%	11	—%
General and administrative expense	85	79	(8)%	79	(8)%
Adjusted operating expenses	885	855	(4)%	722	(23)%
Pretax adjusted operating earnings	$217	$118	84%	$214	1%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$87,840	$84,534	4%	$83,509	5%
Deposits	1,256	1,231	2%	1,243	1%
Withdrawals and terminations	(2,387)	(2,190)	(9)%	(2,191)	(9)%
Net flows	(1,131)	(959)	(18)%	(948)	(19)%
Investment performance and interest credited	4,241	4,078	4%	5,279	(20)%
Total ending balance - contract accumulation values	$90,950	$87,653	4%	$87,840	4%

Variable annuities fixed sub-accounts	$3,493	$3,837	(9)%	$3,588	(3)%

Life Insurance In Force	$197,593	$198,198	—%	$197,825	—%

Net Amount at Risk (Life)	$37,241	$37,895	(2)%	$37,749	(1)%

Net Policyholder Reserves
VUL/UL	$17,144	$15,984	7%	$16,553	4%
Term and whole life	168	182	(8)%	168	—%
Disability insurance	457	503	(9)%	464	(2)%
Other insurance	488	513	(5)%	491	(1)%
Total net policyholder reserves	$18,257	$17,182	6%	$17,676	3%

DAC Ending Balances
Variable Annuities DAC	$1,646	$1,684	(2)%	$1,656	(1)%
Life and Health DAC	$946	$955	(1)%	$949	—%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	(7)	(4)	(75)%	3	NM
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	2	1	NM	2	—%
Total revenues	(5)	(3)	(67)%	5	NM
Banking and deposit interest expense	9	7	(29)%	8	(13)%
Adjusted operating total net revenues	(14)	(10)	(40)%	(3)	NM

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	23	30	23%	23	—%
General and administrative expense	50	105	52%	74	32%
Adjusted operating expenses	73	135	46%	97	25%
Pretax adjusted operating earnings (loss)	$(87)	$(145)	40%	$(100)	13%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	47	49	(4)%	45	4%
Premiums, policy and contract charges	22	24	(8)%	22	—%
Other revenues	—	—	—%	—	—%
Total revenues	69	73	(5)%	67	3%
Banking and deposit interest expense	—	1	NM	—	—%
Adjusted operating total net revenues	69	72	(4)%	67	3%

Expenses
Distribution expenses	(2)	(4)	(50)%	(4)	(50)%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	53	56	5%	52	(2)%
Remeasurement (gains) losses of future policy benefit reserves	31	3	NM	4	NM
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	4	2	NM	2	NM
General and administrative expense	5	6	17%	6	17%
Adjusted operating expenses	91	63	(44)%	60	(52)%
Pretax adjusted operating earnings (loss)	$(22)	$9	NM	$7	NM

Long Term Care Policyholder Reserves, net of reinsurance	$2,643	$2,702	(2)%	$2,574	3%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	7	8	(13)%	8	(13)%
Premiums, policy and contract charges	—	—	—%	1	NM
Other revenues	42	44	(5)%	43	(2)%
Total revenues	49	52	(6)%	52	(6)%
Banking and deposit interest expense	—	(1)	NM	—	—%
Adjusted operating total net revenues	49	53	(8)%	52	(6)%

Expenses
Distribution expenses	—	1	NM	1	NM
Interest credited to fixed accounts	51	55	7%	51	—%
Benefits, claims, losses and settlement expenses	—	—	—%	1	NM
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	2	—	—%	1	NM
Interest and debt expense	—	—	—%	1	NM
General and administrative expense	3	4	25%	3	—%
Adjusted operating expenses	56	60	7%	58	3%
Pretax adjusted operating earnings (loss)	$(7)	$(7)	—%	$(6)	(17)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2025	3 Qtr 2024	% Better/ (Worse)	2 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees	$(41)	$(40)	(3)%	$(39)	(5)%
Distribution fees	(306)	(305)	—%	(293)	(4)%
Net investment income	(23)	(21)	(10)%	(21)	(10)%
Premiums, policy and contract charges	(8)	(9)	11%	(9)	11%
Other revenues	—	1	NM	—	—%
Total revenues	(378)	(374)	(1)%	(362)	(4)%
Banking and deposit interest expense	(9)	(7)	29%	(8)	13%
Adjusted operating total net revenues	(369)	(367)	(1)%	(354)	(4)%

Expenses
Distribution expenses	(327)	(327)	—%	(312)	5%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(8)	(5)	60%	(2)	NM
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(15)	(14)	7%	(14)	7%
General and administrative expense	(19)	(21)	(10)%	(26)	(27)%
Adjusted operating expenses	(369)	(367)	1%	(354)	4%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	September 30, 2025	September 30, 2024	June 30, 2025

Long-term Debt Summary
Senior notes	$3,100	$3,400	$3,100
Finance lease liabilities	1	11	4
Other (1)	(24)	(17)	(25)
Total Ameriprise Financial long-term debt	3,077	3,394	3,079
Non-recourse debt of consolidated investment entities	2,607	2,271	2,726
Total long-term debt	$5,684	$5,665	$5,805

Total Ameriprise Financial long-term debt	$3,077	$3,394	$3,079
Finance lease liabilities	(1)	(11)	(4)
Other (1)	24	17	25
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,100	$3,400	$3,100

Total equity (2)	$6,455	$5,715	$6,082
Equity of consolidated investment entities	(1)	(1)	(1)
Total equity excluding CIEs	$6,454	$5,714	$6,081

Total Ameriprise Financial capital	$9,532	$9,109	$9,161
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$9,554	$9,114	$9,181

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	32.3%	37.3%	33.6%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	32.4%	37.3%	33.8%

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$9,574	$8,149
Cash of consolidated investment entities	188	373
Investments	57,178	56,423
Investments of consolidated investment entities	2,640	2,387
Market risk benefits	2,225	2,182
Separate account assets	80,679	78,114
Receivables	14,994	14,472
Receivables of consolidated investment entities	79	31
Deferred acquisition costs	2,634	2,677
Restricted and segregated cash and investments	1,190	1,444
Other assets	18,705	15,149
Other assets of consolidated investment entities	—	2
Total Assets	$190,086	$181,403

Liabilities
Policyholder account balances, future policy benefits and claims	$45,744	$41,873
Market risk benefits	1,229	1,263
Separate account liabilities	80,679	78,114
Customer deposits	33,629	35,826
Short-term borrowings	201	201
Long-term debt	3,077	2,842
Debt of consolidated investment entities	2,607	2,429
Accounts payable and accrued expenses	2,694	2,704
Other liabilities	13,528	10,609
Other liabilities of consolidated investment entities	243	314
Total Liabilities	183,631	176,175

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,310	10,141
Retained earnings	26,807	24,713
Treasury stock	(29,696)	(27,721)
Accumulated other comprehensive income, net of tax	(969)	(1,908)
Total Equity	6,455	5,228
Total Liabilities and Equity	$190,086	$181,403

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended September 30,		% Better/ (Worse)	Per Diluted Share Quarter Ended September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
Net income	$912	$511	78%	$9.33	$5.00	87%
Adjustments:
Net realized investment gains (losses) (1)	11	(6)		0.11	(0.06)
Market impact on non-traditional long-duration products (1)	(82)	(402)		(0.84)	(3.93)
Mean reversion-related impacts (1)	—	1		—	0.01
Net income (loss) attributable to consolidated investment entities	3	5		0.03	0.05
Tax effect of adjustments (2)	15	85		0.16	0.83
Adjusted operating earnings	$965	$828	17%	$9.87	$8.10	22%
Pretax impact of annual unlocking	(6)	(94)		(0.06)	(0.92)
Tax effect of annual unlocking (2)	1	20		0.01	0.19
Adjusted operating earnings, excluding unlocking	$970	$902	8%	$9.92	$8.83	12%

Weighted average common shares outstanding:
Basic	96.3	100.4
Diluted	97.8	102.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date September 30,		% Better/ (Worse)	Per Diluted Share Year-to-date September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
Net income	$2,555	$2,330	10%	$25.83	$22.53	15%
Adjustments:
Net realized investment gains (losses) (1)	(9)	(9)		(0.09)	(0.09)
Market impact on non-traditional long-duration products (1)	(323)	(322)		(3.27)	(3.11)
Mean reversion-related impacts (1)	1	1		0.01	0.01
Net income (loss) attributable to consolidated investment entities	1	3		0.01	0.03
Tax effect of adjustments (2)	70	69		0.71	0.66
Adjusted operating earnings	$2,815	$2,588	9%	$28.46	$25.03	14%
Pretax impact of annual unlocking	(6)	(94)		(0.06)	(0.91)
Tax effect of annual unlocking (2)	1	20		0.01	0.20
Adjusted operating earnings, excluding unlocking	$2,820	$2,662	6%	$28.51	$25.74	11%

Weighted average common shares outstanding:
Basic	97.4	101.6
Diluted	98.9	103.4

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended September 30,
(in millions, unaudited)	2025	2024
Total net revenues	$4,791	$4,397
Adjustments:
Net realized investment gains (losses)	11	(6)
Market impact on non-traditional long-duration products	1	5
Mean Reversion related impacts	(1)	—
CIEs revenue	47	53
Adjusted operating total net revenues	4,733	4,345
Annual unlocking	120	(5)
Adjusted operating total net revenues, excluding unlocking	$4,613	$4,350

Total expenses	$3,617	$3,752
Adjustments:
CIEs expenses	44	47
Market impact on non-traditional long-duration products	83	407
Mean reversion-related impacts	(1)	(1)
Adjusted operating expenses	3,491	3,299
Annual unlocking	126	89
Adjusted operating total net expenses, excluding unlocking	$3,365	$3,210

Pretax income	$1,174	$645
Pretax adjusted operating earnings	$1,242	$1,046
Pretax adjusted operating earnings, excluding unlocking	$1,248	$1,140

Pretax income margin	24.5%	14.7%
Pretax adjusted operating margin	26.2%	24.1%
Pretax adjusted operating margin, excluding unlocking	27.1%	26.2%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$645	$1,046
Income tax provision	$134	$218

Effective tax rate	20.7%	20.8%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2025
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,174	$1,242
Income tax provision	$262	$277

Effective tax rate	22.3%	22.3%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended September 30,
(in millions, unaudited)	2025	2024
Net income	$3,626	$2,707
Less: Adjustments (1)	(136)	(642)
Adjusted operating earnings	3,762	3,349
Less: Annual unlocking (2)	(5)	(74)
Adjusted operating earnings, excluding unlocking	$3,767	$3,423

Total Ameriprise Financial, Inc. shareholders’ equity	$5,781	$4,828
Less: Accumulated other comprehensive income, net of tax	(1,347)	(1,926)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	7,128	6,754
Less: Equity impacts attributable to the consolidated investment entities	—	(3)
Adjusted operating equity	$7,128	$6,757

Return on equity excluding AOCI	50.9%	40.1%
Adjusted operating return on equity, excluding AOCI (3)	52.8%	49.6%
Adjusted operating return on equity, excluding AOCI and unlocking (3)	52.8%	50.7%

(1) Adjustments reflect the sum of after-tax net realized investment gains or losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; block transfer reinsurance transaction impacts; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.